Exhibit 4.14

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of November 12, 2024

among

the Obligors party hereto,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent and Trustee for the Notes Secured Parties,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent and Authorized Representative for the Initial-1 Additional First Lien Secured Parties,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent and Authorized Representative for the Initial-2 Additional First Lien Secured Parties,

and

each additional Authorized Representative from time to time party hereto

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of November 12, 2024 (this “Agreement”), among the Obligors from time to time party hereto, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the collateral agent (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and trustee for the Notes Secured Parties (the “Trustee”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the collateral agent (in such capacity and together with its successors in such capacity, the “Initial-1 Additional First Lien Collateral Agent”) and trustee (in such capacity and together with its successors in such capacity, the “Initial-1 Additional First Lien Authorized Representative”) for the Initial-1 Additional First Lien Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the collateral agent (in such capacity and together with its successors in such capacity, the “Initial-2 Additional First Lien Collateral Agent”) and trustee (in such capacity and together with its successors in such capacity, the “Initial-2 Additional First Lien Authorized Representative”) for the Initial-2 Additional First Lien Secured Parties, and each additional Collateral Agent and Authorized Representative from time to time party hereto for the other Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors, the Notes Collateral Agent and the Trustee (each for itself and on behalf of the Notes Secured Parties), the Initial-1 Additional First Lien Collateral Agent and the Initial-1 Additional First Lien Authorized Representative (each for itself and on behalf of the Initial-1 Additional First Lien Secured Parties), the Initial-2 Additional First Lien Collateral Agent and the Initial-2 Additional First Lien Authorized Representative (each for itself and on behalf of the Initial-2 Additional First Lien Secured Parties), and each additional Collateral Agent and Authorized Representative (each for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

Article I

Definitions

Section 1.01      Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Notes Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Collateral Agent” means the Collateral Agent for the Series of Additional First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of Additional First Lien Obligations.

“Additional First Lien Documents” means, with respect to the Initial-1 Additional First Lien Obligations, the Initial-2 Additional First Lien Obligations or any Series of Additional Senior Class Debt, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness (in each case as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time), including the Initial-1 Additional First Lien Documents, the Initial-2 Additional First Lien Documents and the Additional First Lien Security Documents and each other agreement entered into for the purpose of securing the Initial-1 Additional First Lien Obligations, the Initial-2 Additional First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial-1 Additional First Lien Obligations and the Initial-2 Additional First Lien Obligations) has been designated as Additional Senior Class Debt pursuant to Section 5.12 hereto.

“Additional First Lien Obligations” means (a) all amounts owing pursuant to the terms of any Additional First Lien Document (including the Initial-1 Additional First Lien Documents and the Initial-2 Additional First Lien Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest, fees and expenses accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional First Lien Document, whether or not such interest, fees and expenses is an allowed or allowable claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, (b) any Secured Hedge Obligations secured under the Additional First Lien Security Documents securing the related Series of Additional First Lien Obligations, (c) any Secured Cash Management Obligations secured under the Additional First Lien Security Documents securing the related Series of Additional First Lien Obligations and (d) any renewals, extensions or Refinancings of the foregoing that are not prohibited by each Additional First Lien Document and the Notes Indenture.

“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative or Collateral Agent with respect thereto, and shall include the Initial-1 Additional First Lien Secured Parties, the Initial-2 Additional First Lien Secured Parties and the Additional Senior Class Debt Parties.

“Additional First Lien Security Documents” means the Initial-1 Additional First Lien Security Agreement, the Initial-2 Additional First Lien Security Agreement and any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Obligor to secure any Additional First Lien Obligations (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Collateral Agent” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.12.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means with respect to any Shared Collateral, the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“Authorized Representative” means, at any time, (i) in the case of any Notes Obligations or the Notes Secured Parties, the Trustee, (ii) in the case of the Initial-1 Additional First Lien Obligations or the Initial-1 Additional First Lien Secured Parties, the Initial-1 Additional First Lien Authorized Representative, (iii) in the case of the Initial-2 Additional First Lien Obligations or the Initial-2 Additional First Lien Secured Parties, the Initial-2 Additional First Lien Authorized Representative and (iv) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Representative for such Series named in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services.

“Cash Management Services” means any one or more of the following types of services or facilities (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services), (iii) any other demand deposit or operating account relationships or other cash management services and (iv) and other services related, ancillary or complementary to the foregoing.

“Collateral” means any “Collateral” (as defined in the Notes Documents, the Initial-1 Additional First Lien Documents and the Initial-2 Additional First Lien Documents) or any other assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Notes Obligations, the Notes Collateral Agent, (ii) in the case of the Initial-1 Additional First Lien Obligations, the Initial-1 Additional First Lien Collateral Agent, (iii) in the case of the Initial-2 Additional First Lien Obligations, the Initial-2 Additional First Lien Collateral Agent, and (iv) in the case of any other Series of Additional First Lien Obligations that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement, in each case of clauses (i) through (iv) above, together with any successor or replacement collateral agent or collateral trustee appointed as a result of any Refinancing or other modification of any Notes Documents or Additional First Lien Documents).

“Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent for the Series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations). As of the date hereof, the Controlling Collateral Agent shall be the Notes Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties representing the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral. As of the date hereof, the Controlling Secured Parties shall be the Notes Secured Parties.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which (i) such Series of First Lien Obligations is no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series of First Lien Obligations or, with respect to any Secured Hedge Obligations or Secured Cash Management Obligations secured by the First Lien Security Documents for such Series of First Lien Obligations, either (x) such Secured Hedge Obligations or Secured Cash Management Obligations have been paid in full and are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series of First Lien Obligations, (y) such Secured Hedge Obligations or Secured Cash Management Obligations shall have been cash collateralized or backstopped on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to the applicable counterparty shall have been made) or (z) such Secured Hedge Obligations or Secured Cash Management Obligations are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series of First Lien Obligations, (ii) any letters of credit issued under the Additional First Lien Documents governing such Series of Additional First Lien Obligations have terminated or been cash collateralized, backstopped or otherwise provided for (in the amount and form required under the applicable Additional First Lien Documents) and (iii) all commitments of the First Lien Secured Parties of such Series under their respective Secured Credit Documents have terminated. The term “Discharged” shall have a corresponding meaning.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Excess First Lien Obligations” means the portion of the Notes Obligations or any Series of Additional First Lien Obligations that exceeds 130% of the outstanding principal amount (including the face amount of any letters of credit and any applicable make-whole payment claims or similar claims, if applicable, but excluding any payment-in-kind interest that has been capitalized) of such Notes Obligations or such applicable Series of Additional First Lien Obligations; provided that, all accrued but unpaid (or not yet capitalized in the case of payment-in-kind interest) interest on such outstanding Notes Obligations or such applicable Series of Additional First Lien Obligations incurred in compliance with this Agreement and the Secured Credit Documents as of the date so incurred shall not constitute Excess First Lien Obligations.

“First Lien Obligations” means, as the context may require, (i) the Notes Obligations and/or (ii) each Series of Additional First Lien Obligations.

“First Lien Priority Obligations” means, as the context may require, (i) the Notes Obligations and/or (ii) each Series of Additional First Lien Obligations, in each case, excluding any Excess First Lien Obligations.

“First Lien Secured Parties” means (i) the Notes Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means, collectively, (i) the Notes Security Documents and (ii) the Additional First Lien Security Documents.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial-1 Additional First Lien Agreement” means that certain Indenture among the Issuer, the Obligors and The Bank of New York Mellon Trust Company, N.A., as trustee, and the Initial-1 Additional First Lien Collateral Agent, dated as of November 12, 2024, pursuant to which the Issuer has issued 6.750% Senior Spectrum Secured Exchange Notes due 2030 (in each case as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time).

“Initial-1 Additional First Lien Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial-1 Additional First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial-1 Additional First Lien Documents” means the Initial-1 Additional First Lien Agreement, the debt securities issued thereunder, the Initial-1 Additional First Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial-1 Additional First Lien Obligations (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Initial-1 Additional First Lien Obligations” means the “Secured Obligations” as such term is defined in the Initial-1 Additional First Lien Security Agreement (or similar term in any Refinancing thereof).

“Initial-1 Additional First Lien Secured Parties” means the Initial-1 Additional First Lien Collateral Agent, the Initial-1 Additional First Lien Authorized Representative and the holders of the Initial-1 Additional First Lien Obligations incurred pursuant to the Initial-1 Additional First Lien Agreement.

“Initial-1 Additional First Lien Security Agreement” means, collectively, (i) the security agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Initial-1 Additional First Lien Collateral Agent and the other parties thereto, and (ii) the pledge agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Initial-1 Additional First Lien Collateral Agent and the other parties thereto.

“Initial-2 Additional First Lien Agreement” means that certain Indenture among the Issuer, the Obligors and The Bank of New York Mellon Trust Company, N.A., as trustee, and the Initial-2 Additional First Lien Collateral Agent, dated as of November 12, 2024, pursuant to which the Issuer has issued 3.875% Convertible Senior Secured Notes due 2030 (in each case as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time).

“Initial-2 Additional First Lien Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial-2 Additional First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial-2 Additional First Lien Documents” means the Initial-2 Additional First Lien Agreement, the debt securities issued thereunder, the Initial-2 Additional First Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial-2 Additional First Lien Obligations (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Initial-2 Additional First Lien Obligations” means the “Secured Obligations” as such term is defined in the Initial-2 Additional First Lien Security Agreement (or similar term in any Refinancing thereof).

“Initial-2 Additional First Lien Secured Parties” means the Initial-2 Additional First Lien Collateral Agent, the Initial-2 Additional First Lien Authorized Representative and the holders of the Initial-2 Additional First Lien Obligations incurred pursuant to the Initial-2 Additional First Lien Agreement.

“Initial-2 Additional First Lien Security Agreement” means, collectively, (i) the security agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Initial-2 Additional First Lien Collateral Agent and the other parties thereto, and (ii) the pledge agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Initial-2 Additional First Lien Collateral Agent and the other parties thereto.

“Insolvency or Liquidation Proceeding” means:

(1)            any case or proceeding commenced by or against any Obligor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Obligor, any receivership or assignment for the benefit of creditors relating to any Obligor or any similar case or proceeding relative to any Obligor or its creditors, as such, in each case whether or not voluntary;

(2)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)            any other case or proceeding of any type or nature in which substantially all claims of creditors of any Obligor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Issuer” means EchoStar Corporation, a Nevada corporation.

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto required to be delivered by an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent pursuant to Section 5.12 hereof in order to establish an additional Series of Additional Senior Class Debt and add Additional Senior Class Debt Parties hereunder.

“Lien” means with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a license of Intellectual Property be deemed to constitute a Lien.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Notes Documents” means the Notes Indenture, the debt securities issued thereunder, the Notes Security Documents and all other operative agreements evidencing or governing the Indebtedness thereunder (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Notes Indenture” means that certain Indenture among the Issuer, the Obligors and The Bank of New York Mellon Trust Company. N.A., as trustee, and the Notes Collateral Agent, dated as of November 12, 2024, pursuant to which the Issuer has issued 10.750% Senior Secured Notes due 2029 (in each case as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time).

“Notes Obligations” means the “Secured Obligations” as such term is defined in the Notes Security Agreement (or similar term in any Refinancing thereof).

“Notes Secured Parties” means the Notes Collateral Agent, the Trustee and the holders of the Notes Obligations incurred pursuant to the Notes Indenture and the Notes Documents.

“Notes Security Agreement” means, collectively, (i) the security agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Notes Collateral Agent and the other parties thereto, and (ii) the pledge agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Notes Collateral Agent and the other parties thereto.

“Notes Security Documents” means the Notes Security Agreement and any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Obligor to secure any Notes Obligations (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Obligors” means each Grantor and Pledgor (each as defined in the applicable First Lien Security Documents) which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including the Issuer or any Subsidiary of the Issuer that becomes an Obligor in the manner contemplated by Section 5.14). The Obligors existing on the date hereof are set forth in Annex I hereto.

“Other Intercreditor Agreements” means, if in effect, the Second Lien Intercreditor Agreement.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any note purchase agreement, credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Lien Intercreditor Agreement” means the “Junior Lien Intercreditor Agreement” substantially in the form of Exhibit C to each of the Notes Indenture, the Initial-1 Additional First Lien Agreement and the Initial-2 Additional First Lien Agreement.

“Secured Cash Management Obligations” shall mean obligations of an Obligor under Cash Management Agreements with a First Lien Secured Party that are intended under the applicable First Lien Security Document to be secured by Shared Collateral.

“Secured Credit Document” means (i) the Notes Indenture and each other Notes Document, (ii) the Initial-1 Additional First Lien Agreement and each other Initial-1 Additional First Lien Document, (iii) the Initial-2 Additional First Lien Agreement and each other each Initial-2 Additional First Lien Document and (iv) each Additional First Lien Document.

“Secured Hedge Obligations” shall mean obligations of an Obligor under Hedge Agreements with a First Lien Secured Party that are intended under the applicable First Lien Security Document to be secured by Shared Collateral.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Notes Secured Parties (in their capacities as such), (ii) the Initial-1 Additional First Lien Secured Parties (in their capacities as such), (iii) the Initial-2 Additional First Lien Secured Parties (in their capacities as such) and (iv) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Notes Obligations, (ii) the Initial-1 Additional First Lien Obligations, (iii) the Initial-2 Additional First Lien Obligations and (iv) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders (or their Collateral Agent) of two or more Series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement.

Section 1.02    Interpretive Provision. The interpretive provisions contained in Section 1.01 of the Notes Indenture are incorporated herein, mutatis mutandis, as if a part hereof.

Section 1.03    Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any property subject to a mortgage that applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

Article II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01    Priority of Claims.

(a)            Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent is taking action to enforce rights or remedies in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Obligor (including an adequate protection payments) or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement but including the Other Intercreditor Agreements) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or received by the Controlling Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, proceeds, or payments to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement but including the Other Intercreditor Agreements) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and any payment or distribution made in respect of Shared Collateral pursuant to any intercreditor agreement (including the Other Intercreditor Agreements) or in an Insolvency or Liquidation Proceeding and all “proceeds” (as such term in defined in the New York UCC being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Priority Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Priority Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents, provided that following the commencement of any Insolvency or Liquidation Proceeding of any Obligor, solely as among the First Lien Secured Parties and solely for purposes of this clause SECOND and not any Secured Credit Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, (iii) THIRD, to the payment in full of all Excess First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series constituting Excess First Lien Obligations in accordance with the terms of the applicable Secured Credit Documents and (iii) FOURTH, after payment of all First Lien Obligations, to the Obligors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same pursuant to the Second Lien Intercreditor Agreement, if in effect, or otherwise, as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the Second Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b)            It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c)            Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing or purporting to secure any Series of First Lien Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that the Liens securing or purporting to secure each Series of First Lien Priority Obligations on any Shared Collateral shall be of equal priority.

Section 2.02     Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)            Only the Controlling Collateral Agent (or a person authorized by it) shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). No Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, and only the Controlling Collateral Agent (or a person authorized by it), acting in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time. Notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding that has been commenced by or against any Obligor, any Authorized Representative or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to such First Lien Secured Parties; (ii) any Authorized Representative or any other First Lien Secured Party may (but shall not be obligated to) take any action to preserve or protect the validity and enforceability of the Liens granted in favor of the First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Authorized Representative or any other First Lien Secured Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding any other provision of this Agreement, any holder of Excess First Lien Obligations shall be subject to the same restrictions, obligations, and conditions to the same extent as any First Lien Secured Party under this Agreement.

(b)            Notwithstanding the equal priority of the Liens securing each Series of First Lien Priority Obligations with respect to any Shared Collateral, the Controlling Collateral Agent with respect thereto (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations) may deal with such Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(c)            Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, allowability, value, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

Section 2.03     No Interference; Payment Over.

(a)            Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other First Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) if not the Controlling Collateral Agent, it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b)            Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

Section 2.04    Automatic Release of Liens; Amendments to First Lien Security Documents.

(a)            If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to Section 2.01.

(b)            Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Obligors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) to evidence and confirm any release of Shared Collateral provided for in this Section.

Section 2.05    Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)            This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding (including any case or proceeding under the Bankruptcy Code or any other Bankruptcy Law) by or against the Issuer or any of its Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be and shall be enforceable as contemplated by Section 510(a) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law.

(b)            If the Obligors shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) shall then oppose or object or any Controlling Secured Party with respect to such Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional or replacement collateral is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive a Lien on such additional or replacement collateral), with the same priority vis-à-vis the First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 (in each case, except to the extent a payment is made to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such payment), and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 (in each case, except to the extent such adequate protection is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such adequate protection); provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing and/or use of cash collateral.

Section 2.06    Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference or fraudulent transfer under the Bankruptcy Code, any other Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

Section 2.07    Insurance. As between the First Lien Secured Parties, the Controlling Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

Section 2.08    Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative and Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09    Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)            Possessory Collateral shall be delivered to the Controlling Collateral Agent and the Controlling Collateral Agent agrees to hold all Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other First Lien Secured Party for which such Possessory Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time a Collateral Agent ceases to be Controlling Collateral Agent with respect to any Possessory Collateral, such former Controlling Collateral Agent shall, at the request of the new Controlling Collateral Agent, promptly deliver all such Possessory Collateral to such new Controlling Collateral Agent together with any necessary endorsements (or otherwise allow such new Controlling Collateral Agent to obtain control of such Possessory Collateral). The Obligors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.

(b)            The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)            The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties thereon.

Section 2.10    Amendments to Security Documents.

(a)            Without the prior written consent of each of the Notes Collateral Agent and the Initial-1 Additional First Lien Collateral Agent (acting at the written direction of the requisite holders of the Notes Obligations and the Initial-1 Additional First Lien Obligations, respectively), the holders of the Initial-2 Additional First Lien Obligations, by their acquisition thereof, agree that, as provided in the Initial-2 Additional First Lien Security Agreement, no Initial-2 Additional First Lien Security Document may be amended, restated, supplemented, waived or otherwise modified or entered into to the extent such amendment, restatement, supplement, waiver or modification, or the terms of any new Initial-2 Additional First Lien Security Document would contravene any of the terms of this Agreement.

(b)            Without the prior written consent of each of the Notes Collateral Agent and the Initial-2 Additional First Lien Collateral Agent (acting at the written direction of the requisite holders of the Notes Obligations and the Initial-2 Additional First Lien Obligations, respectively), the holders of the Initial-1 Additional First Lien Obligations, by their acquisition thereof, agree that, as provided in the Initial-1 Additional First Lien Security Agreement, no Initial-1 Additional First Lien Security Document may be amended, restated, supplemented, waived or otherwise modified or entered into to the extent such amendment, restatement, supplement, waiver or modification, or the terms of any new Initial-1 Additional First Lien Security Document would contravene any of the terms of this Agreement.

(c)            Without the prior written consent of each of the Initial-1 Additional First Lien Collateral Agent and the Initial-2 Additional First Lien Collateral Agent (acting at the written direction of the requisite holders of the Initial-1 Additional First Lien Obligations and the Initial-2 Additional First Lien Obligations, respectively), the holders of the Notes Obligations, by their acquisition thereof, agree that, as provided in the Notes Security Agreement, no Notes Security Document may be amended, restated, supplemented or otherwise modified or entered into to the extent such amendment, restated, supplement or modification, or the terms of any new Notes Security Document would contravene any of the terms of this Agreement.

(d)            In determining whether any amendment, restatement, supplement or modification, or the terms of any new First Lien Security Document would contravene any terms of this Agreement as provided in this Section 2.10, each Collateral Agent may conclusively rely, and shall be fully protected in relying, upon an Officers’ Certificate (as defined in the Notes Indenture, Initial-1 Additional First Lien Agreement and the Initial-2 Additional First Lien Agreement, as applicable) of an Authorized Officer of the Obligors.

Article III

Existence and Amounts of Liens and Obligations

Section 3.01    Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by the Obligors and shall be entitled to make any such determination in reliance upon a certificate of the Obligors. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Obligor, any First Lien Secured Party or any other Person as a result of such determination.

Article IV

The Controlling Collateral Agent

Section 4.01    Authority.

(a)            Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute Proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b)            In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of Proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions in accordance with this Agreement which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election in accordance with this Agreement by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Issuer or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral (acting on the written instructions of such holders).

Section 4.02    Appointment. Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes the Controlling Collateral Agent, at the written request of the Obligors, to if applicable, execute and deliver the Second Lien Intercreditor Agreement in the capacity as “Designated Senior Representative,” or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Designated Senior Representative by the terms of the Second Lien Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder or under any of the Other Intercreditor Agreements at the direction of the Controlling Collateral Agent (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations), shall be entitled to the benefits of all provisions of this Section 4.02 and the equivalent, if applicable, provision of any First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Section 4.02, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations) to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

Article V

Miscellaneous

Section 5.01     Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, as follows:

(a)	if to any Obligor, to it at:
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112(303) 706-4000
Attention: General Counsel

(b)	if to the Notes Collateral Agent or the Trustee, to it at:
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th floor
Houston, Texas 77002
Attention: Corporate Trust Administration
E-mail: rafael.martinez@bnymellon.com

(c)	if to the Initial-2 Additional First Lien Collateral Agent or the Initial-1 Additional First Lien Authorized Representative, to it at;
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th floor
Houston, Texas 77002
Attention: Corporate Trust Administration
E-mail: rafael.martinez@bnymellon.com

(d)	if to the Initial-2 Additional First Lien Collateral Agent or the Initial-2 Additional First Lien Authorized Representative, to it at;
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th floor
Houston, Texas 77002
Attention: Corporate Trust Administration
E-mail: rafael.martinez@bnymellon.com

or

(e)            if to any other Authorized Representative or Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, telephone number or email for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by email or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

The Bank of New York Mellon Trust Company, N.A. (“BNY”), in any capacity hereunder, shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) by any other Person given pursuant to this Agreement and delivered using Electronic Means; provided, however, that BNY shall have received an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by such Person whenever a person is to be added or deleted from the listing. If such Person elects to give BNY Instructions using Electronic Means and BNY elects to act upon such Instructions, BNY’s understanding of such Instructions shall be deemed controlling. The Person delivering Instructions understands and agrees that BNY cannot determine the identity of the actual sender of such Instructions and that BNY shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to BNY have been sent by such Authorized Officer. The Person delivering Instructions shall be responsible for ensuring that only Authorized Officers transmit such Instructions to BNY and such Person is solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by such Person. BNY shall not be liable for any losses, costs or expenses arising directly or indirectly from BNY’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each Person delivering Instructions agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to BNY, including the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNY and that there may be more secure methods of transmitting Instructions than the method(s) selected by such Person; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify BNY immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by BNY, or another method or system specified by BNY as available for use in connection with its services hereunder.

Section 5.02    Waivers; Amendment; Joinder Agreements.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations), each Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) and the Obligors.

(c)            Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.12 and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof.

(d)            Notwithstanding the foregoing, in connection with any Refinancing of First Lien Obligations of any Series, or the incurrence of Additional First Lien Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other First Lien Secured Party or any Obligor), at the request of any Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations), any Authorized Representative (acting at the written request of the requisite holders of the applicable Series of First Lien Obligations) or Obligor, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative; provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an Authorized Officer of the Obligors (and any other documents required pursuant to the applicable Secured Credit Documents) to the effect that such Refinancing or incurrence is permitted by the then existing Secured Credit Documents.

Section 5.03    Parties in Interest. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of and bind each of the First Lien Secured Parties. Nothing in this Agreement is intended to or shall impair the obligations of any Obligor, which are absolute and unconditional, to pay the First Lien Obligations (or the Excess First Lien Obligations) as and when the same shall become due and payable in accordance with their terms.

Section 5.04    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 5.05    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.06    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.07     GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 5.08     Submission to Jurisdiction Waivers; Consent to Service of Process. Each Obligor, each Collateral Agent and each Authorized Representative irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 5.01;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Obligor in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

Section 5.09     WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

Section 5.10      Headings. Article, Section and Annex headings used herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 5.11     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

Section 5.12      Additional Senior Debt. To the extent, but only to the extent, permitted by the provisions of the then extant Notes Indenture and the Additional First Lien Documents, the Obligors may incur additional indebtedness after the date hereof that is permitted by the then extant Notes Indenture and the Additional First Lien Documents to be incurred and secured on an equal and ratable basis by the Liens securing the First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt, together with obligations relating thereto, may be secured by such Liens if and subject to the condition that the trustee, administrative agent or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), and the collateral agent, collateral trustee or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Collateral Agent” and, together with the holders of such Additional Senior Class Debt and the related Additional Senior Class Debt Representative, the “Additional Senior Class Debt Parties”), in each case acting on behalf of the holders of such Additional Senior Class Debt, become a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order, with respect to any Additional Senior Class Debt, for an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent to become a party to this Agreement,

(i)             such Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Obligor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by such Authorized Representatives and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an “Authorized Representative” hereunder, such Additional Senior Class Debt Collateral Agent becomes a “Collateral Agent” hereunder and such Additional Senior Class Debt and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(ii)            the Obligors shall have (x) delivered to each Authorized Representative true and complete copies of each of the Additional First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by an Authorized Officer of the Obligors and (y) identified in a certificate of an Authorized Officer of the Obligors such Additional Senior Class Debt, stating the initial aggregate principal amount or face amount thereof, and the obligations to be designated as Additional First Lien Obligations and certified that such obligations are permitted to be incurred and secured on a pari passu basis with Liens securing the then-extant First Lien Obligations and by the terms of the then-extant Secured Credit Documents;

(iii)           all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable in the reasonable judgment of such Additional Senior Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of such Additional Senior Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of such Additional Senior Class Debt Representative); and

(iv)           the Additional First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Section 5.13    Agent Capacities. It is understood and agreed that The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement, not in its individual capacity, but solely in its capacities as Trustee and Notes Collateral Agent under the Notes Indenture and the Notes Security Documents and solely for the Notes Secured Parties, and the rights, protections, privileges, indemnities and immunities granted to the trustee and collateral agent under the Notes Indenture and the Notes Security Documents shall inure to the benefit of the Trustee and Notes Collateral Agent herein in such capacities hereunder, and such rights, protections, privileges, indemnities and immunities are incorporated by reference herein, mutatis mutandis. It is also understood and agreed that The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement, not in its individual capacity, but solely in its capacities as Initial-1 Additional First Lien Authorized Representative and Initial-1 Additional First Lien Collateral Agent under the Initial-1 Additional First Lien Agreement and the Initial-1 Additional First Lien Security Agreement and solely for the Initial-1 Additional First Lien Secured Parties, and the rights, protections, privileges, indemnities and immunities granted to the trustee and collateral agent under the Initial-1 Additional First Lien Agreement and the Initial-1 Additional First Lien Security Agreement shall inure to the benefit of the Initial-1 Additional First Lien Authorized Representative and the Initial-1 Additional First Lien Collateral Agent herein in such capacities hereunder, and such rights, protections, privileges, indemnities and immunities are incorporated by reference herein, mutatis mutandis. It is further understood and agreed that The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement, not in its individual capacity, but solely in its capacities as Initial-2 Additional First Lien Authorized Representative and Initial-2 Additional First Lien Collateral Agent under the Initial-2 Additional First Lien Agreement and the Initial-2 Additional First Lien Security Agreement and solely for the Initial-2 Additional First Lien Secured Parties, and the rights, protections, privileges, indemnities and immunities granted to the trustee and collateral agent under the Initial-2 Additional First Lien Agreement and the Initial-2 Additional First Lien Security Agreement shall inure to the benefit of the Initial-2 Additional First Lien Authorized Representative and the Initial-2 Additional First Lien Collateral Agent herein in such capacities hereunder, and such rights, protections, privileges, indemnities and immunities are incorporated by reference herein, mutatis mutandis.

Except as expressly set forth herein, none of the Trustee, the Notes Collateral Agent, the Initial-1 Additional First Lien Collateral Agent, the Initial-1 Additional First Lien Authorized Representative, the Initial-2 Additional First Lien Authorized Representative or the Initial-2 Additional First Lien Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents. The Trustee and the Notes Collateral Agent shall have no liability for any actions in any role under this Agreement to anyone other than the Notes Secured Parties and only then in accordance with the Notes Security Documents. The Initial-1 Additional Authorized Representative and the Initial-1 Additional First Lien Collateral Agent shall have no liability for any actions in any role under this Agreement to anyone other than the holders of the Initial-1 Additional First Lien Obligations and only then in accordance with the Initial-1 Additional First Lien Documents. The Initial-2 Additional Authorized Representative and the Initial-2 Additional First Lien Collateral Agent shall have no liability for any actions in any role under this Agreement to anyone other than the holders of the Initial-2 Additional First Lien Obligations and only then in accordance with the Initial-2 Additional First Lien Documents.

For the avoidance of doubt, notwithstanding anything to the contrary contained herein, in no event shall The Bank of New York Mellon Trust Company, N.A. (“BNY”), in any capacity hereunder, (i) be under any obligation to exercise discretion herein, and in any case in which BNY, in any of its capacities hereunder, is to provide consent, make a determination, grant approval, or take any like action that would involve discretion, BNY shall be fully protected in relying conclusively on direction from the applicable requisite holders of the applicable Series of First Lien Obligations. BNY shall (i) not be responsible for the preparation or filing of any financing or continuation statements, or for otherwise maintaining the perfection of the lien in any Collateral hereunder (other than, subject to its rights hereunder and under the Secured Credit Documents and the First Lien Security Document, by maintaining possession of possessory collateral delivered to it in accordance with this Agreement), (ii) be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the BNY has been advised of the likelihood of such loss or damage and regardless of the form of action, or (iii) be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that BNY shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

The recitals contained herein shall be taken as the statements of the Obligors, and BNY assumes no responsibility for their correctness. BNY makes no representations as to the validity or sufficiency of this Agreement.

Section 5.14    Additional Obligors. In the event that the Issuer or any Subsidiary of the Issuer shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Obligors shall cause the Issuer or such Subsidiary of the Issuer, as applicable, if not already a party hereto, to become a party hereto as an “Obligor”. Upon the execution and delivery by the Issuer or any such Subsidiary of the Issuer of an Obligor Joinder Agreement in substantially the form of Annex III hereof to each Authorized Representative and each Collateral Agent, the Issuer or such Subsidiary of the Issuer shall become a party hereto and an Obligor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Obligor as a party to this Agreement.

Section 5.15    Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Obligors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Obligor, the Collateral Agent, or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent and Trustee

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Initial-1 Additional First Lien Collateral Agent and as Initial-1 Additional First Lien Authorized Representative

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Initial-2 Additional First Lien Collateral Agent and as Initial-2 Additional First Lien Authorized Representative

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

[Signature Page to Intercreditor Agreement (First Lien)]

IN WITNESS WHEREOF, we have hereunto signed this First Lien Intercreditor Agreement as of the date first written above.

NORTHSTAR SPECTRUM, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

SNR WIRELESS HOLDCO, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

DBSD SERVICES LIMITED

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

GAMMA ACQUISITION HOLDCO, L.L.C.

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

NORTHSTAR WIRELESS, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

SNR WIRELESS LICENSECO, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

DBSD CORPORATION

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

GAMMA ACQUISITION L.L.C.

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

Annex I

Obligors

Schedule 1

Northstar Spectrum, LLC

SNR Wireless Holdco, LLC

DBSD Services Limited

Gamma Acquisition Holdco, L.L.C.

Northstar Wireless, L.L.C.

SNR Wireless Licenseco, LLC

DBSD Corporation

Gamma Acquisition L.L.C.

ANNEX I-1

Annex II

[FORM OF] JOINDER NO. [__] dated as of [__], 20[__] (this “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of November 12, 2024 (the “First Lien Intercreditor Agreement”), among the Obligors from time to time party hereto, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent and Trustee for the Notes Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent and Authorized Representative for the Initial-1 Additional First Lien Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent and Authorized Representative for the Initial-2 Additional First Lien Secured Parties and each additional Collateral Agent and Authorized Representative from time to time party thereto.

A            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement. Section 1.02 contained in the First Lien Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B            As a condition to the ability of the Obligors to incur Additional First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, the Additional Senior Class Debt Collateral Agent in respect of such Additional Senior Class Debt is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.12 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the First Lien Intercreditor Agreement upon the execution and delivery by the Additional Senior Debt Class Representative and the Additional Senior Debt Class Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.12 of the First Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, each Collateral Agent, each Authorized Representative, the New Representative and the New Collateral Agent agree as follows:

section 1.        In accordance with Section 5.12 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a Collateral Agent, and each of the New Representative and the New Collateral Agent, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable, and to the Additional Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

Schedule I-1

section 2.        Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [trustee/administrative agent/collateral agent] under [describe new facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and, (iii) the Additional First Lien Documents relating to such Additional Senior Class Debt provide that, upon its entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

section 3.       This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by email or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

section 4.        Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

section 5.       THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

section 6.       In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired.

section 7.       All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

section 8.       The Obligors agree to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel to the extent reimbursable under the Notes Documents and/or the Additional First Lien Documents.

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder Agreement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [__] and as [trustee][agent] for the holders of [___],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [__] and as collateral agent for the holders of [___],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Notes Collateral Agent and Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Initial-1 Additional First Lien Collateral Agent and as Initial-1 Additional First Lien Authorized Representative

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Initial-2 Additional First Lien Collateral Agent and as Initial-1 Additional First Lien Authorized Representative

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

THE OTHER OBLIGORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Schedule 1 to the
Supplement to the
First Lien Intercreditor Agreement

Obligors

[__]

Annex III

[FORM OF] OBLIGOR JOINDER AGREEMENT NO. [__] dated as of [__] (this Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of November 12, 2024 (the “First Lien Intercreditor Agreement”), among the Obligors from time to time party hereto, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent and Trustee for the Notes Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent and Authorized Representative for the Initial-1 Additional First Lien Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent and Authorized Representative for the Initial-2 Additional First Lien Secured Parties and each additional Collateral Agent and Authorized Representative from time to time party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

[__], a [__] [corporation][limited liability company] (the “Additional Obligor”), has granted a Lien on all or a portion of its assets to secure First Lien Obligations and such Additional Obligor is not a party to the Intercreditor Agreement.

The Additional Obligor wishes to become a party to the First Lien Intercreditor Agreement and to acquire and undertake the rights and obligations of an Obligor thereunder. The Additional Obligor is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Obligor thereunder.

Accordingly, the Additional Obligor agrees as follows, for the benefit of the Collateral Agents, the Authorized Representatives and the First Lien Secured Parties:

Section 1.01    Accession to the Intercreditor Agreement. The Additional Obligor hereby accedes and becomes a party to the Intercreditor Agreement as a “Obligor”, (a) agrees to all the terms and provisions of the Intercreditor Agreement and (b) acknowledges and agrees that the Additional Obligor shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Obligor”, and shall be subject to and bound by the provisions of the Intercreditor Agreement.

Section 1.02    Representations and Warranties of the Additional Obligor. The Additional Obligor represents and warrants to the Collateral Agents, the Authorized Representatives and the First Lien Secured Parties on the date hereof that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 1.03    Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 1.04    Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Joinder Agreement shall become effective when the Authorized Representatives shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Obligor. Delivery of an executed signature page to this Agreement by email or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

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Section 1.05     Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 1.06     Notices. Any notice or other communications herein required or permitted shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement.

Section 1.07     Expenses. The Obligor agrees to pay promptly the Collateral Agents and each of the Authorized Representatives for its reasonable and documented costs and expenses incurred in connection with this Joinder Agreement, including the reasonable fees, expenses and disbursements of counsel for the Collateral Agents and any of the Authorized Representatives to the extent reimbursable under the Notes Documents and/or the Additional First Lien Documents.

Section 1.08    Incorporation by Reference. The provisions of Sections 1.02, 5.04, 5.06, 5.08, 5.09, 5.10, 5.11 and 5.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

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IN WITNESS WHEREOF, the Additional Obligor has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ADDITIONAL OBLIGOR]

By:
Name:
Title:

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